UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 26, 2001


                              CARNIVAL CORPORATION
             (Exact name of registrant as specified in its charter)


Republic of Panama                   1-9610             59-1562976
(State or other jurisdiction         (Commission        ( I.R.S. Employer
 of incorporation)                   File Number)       Identification No.)


3655 N.W. 87th Avenue, Miami, Florida                33178-2428
(Address of principal executive offices)             (zip code)


Registrant's telephone number, including area code:  (305) 599-2600

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ITEM 5.           OTHER EVENTS

                  On October 26, 2001, the registrant completed the sale of additional 20-year zero-coupon convertible notes in a private offering, which resulted in gross proceeds to the registrant of $100 million. The sale resulted from the placement agent's exercise of the over-allotment option granted by the registrant in the private offering that closed on October 24, 2001. In total, the private offering of 20-year zero-coupon convertible notes resulted in $500 million of gross proceeds to the registrant.

                  The securities offered have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.





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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 29, 2001


                                   CARNIVAL CORPORATION


                                   By:  /s/ Gerald R. Cahill
                                        ---------------------------------------
                                        Name:  Gerald R. Cahill
                                        Title: Senior Vice President-Finance and
                                               Chief Financial and Accounting
                                               Officer